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                                                                     EXHIBIT 8.1






                                 December 15, 1997


Kollmorgen Corporation
Reservoir Place
1601 Trapelo Road
Waltham, Massachusetts 02154


 Ladies and Gentlemen:

         We are acting as counsel to Kollmorgen Corporation, a New York corporation ("Kollmorgen"), in connection with (i) the offer (the "Offer") to purchase shares of common stock ("Shares") of Pacific Scientific Company, a California corporation ("Pacific Scientific"), (ii) the proposed merger (the "Proposed Merger") of Pacific Scientific with and into Torque Corporation, a Delaware corporation and a direct wholly owned subsidiary of Kollmorgen ("Purchaser"), (iii) the preparation and the filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, of a registration statement on Form S-4 (the "Registration Statement") with respect to the common stock of Kollmorgen ("Kollmorgen Common Stock") to be issued to holders of Shares of Pacific Scientific in the Proposed Merger, and
(iv) the preparation of a consent solicitation statement/preliminary prospectus of Kollmorgen dated December 15, 1997, which is contained in and made a part of the Registration Statement (the "Consent Solicitation Statement/Prospectus").

         On the basis of the foregoing and upon consideration of applicable current law, we are of the opinion that, subject to the limitations stated therein, the discussion as to federal income tax matters set forth under the caption "Material Federal Income Tax Consequences" in the Consent Solicitation Statement/Prospectus is an accurate description of the material federal income tax consequences under currently applicable law to holders of Shares who exchange Shares for cash and/or shares of Kollmorgen Common Stock pursuant to the Offer and the Proposed Merger.


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Kollmorgen                              2                     December 15, 1997


         We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the reference to us under the caption "Material Federal Income tax Consequences" and elsewhere in the Consent Solicitation Statement/Prospectus. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.


                                  Very truly yours,

                                  /s/ Shearman & Sterling
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